UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2014

ANYTHINGIT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1 Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

(877) 766-3050
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Convertible Note to Eastmore Capital, LLC

On September 29, 2014 (the “Note Issuance Date”), AnythingIT, Inc. (“we,” “us,” “our,” or “Company”) entered into a securities purchase agreement (the “SPA”) with Eastmore Capital, LLC (“Eastmore”), whereby Eastmore agreed to invest $65,000.00 (the “Note Purchase Price”) in our Company in exchange for a convertible promissory note and warrants.  Pursuant to the SPA, on September 29, 2014, we issued a convertible promissory note (the “Note”) to Eastmore, in the original principal amount of $65,000.00 (the “Note Purchase Price”), which bears interest at 12% per annum.  All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which is September 28, 2015 (the “Note Maturity Date”).  Eastmore may extend the Note Maturity Date by providing us with written notice at least 5 days before the Note Maturity Date.  However, Eastmore may only extend the Note Maturity Date for up to an additional one year period.  The Note Purchase Price was paid in cash to us by Eastmore on October 3, 2014 (the “Note Funding Date”).  Any amount of principal or interest that is due under the Note, which is not paid by the Note Maturity Date, will bear interest at the rate of 24% per annum until it is paid (the “Note Default Interest”).

The Note is convertible by Eastmore into shares of our common stock (“Common Stock”) at any time on or after the Note Issuance Date.  The conversion price for each share is the lower of (i) the closing price of the Common Stock on the trading day before the Note Funding Date or (ii) 50% multiplied by the lowest sale price for the Common Stock during the 15 trading days prior to the relevant notice of conversion (“Note Conversion Price”).  However, the Note Conversion Price is subject to a floor price of $0.00009 per share.  The Note Conversion Price will not be lower than $0.00009 per share unless the Common Stock loses the bid, which would give Eastmore the right to set the Note Conversion Price at $0.00001.  Eastmore does not have the right to convert the Note into Common Stock if such conversion would result in Eastmore’s beneficial ownership exceeding 4.9% of our outstanding Common Stock at that time.

We agreed to reserve an initial 30,000,000 shares of Common Stock for conversions under the Note (the “Initial Reserve”).  We also agreed to adjust the Initial Reserve to ensure that it always equals at least three times the total number of Common Stock that is actually issuable if the entire Note is converted.

Eastmore’s rights under the Note will generally remain protected, and our obligations under the Note will be assumed by the successor or acquiring entity if applicable, if we effectuate a merger, consolidation, exchange of shares, recapitalization, reorganization, or other comparable event in which our outstanding Common Stock changes into a different amount or class, or if we sell or transfer all or substantially all of our assets (each a “Material Event”).  We agreed to give at least 15 days prior written notice to Eastmore before a special meeting of our shareholders regarding a Material Event, or if no meeting is applicable, our closing of the Material Event.

The Note can be prepaid by us at any time from the Note Issuance Date until 6 months after the Note Issuance Date, at a premium of 150% of the total outstanding amount.  We have agreed to give Eastmore written notice of prepayment at least 5 trading days beforehand.

In the event that we issue securities, or rights to purchase securities, on a pro rata basis to our Common Stock shareholders (the “Purchase Rights”), we agreed to calculate Eastmore’s pro rata portion under the Purchase Rights as if Eastmore had fully converted the Note immediately before we offered the Purchase Rights.

All amounts due under the Note become immediately due and payable by us upon the occurrence of an event of default, including but not limited to (i) our sale of all or substantially all of our assets, (ii) our failure to pay the amounts due at maturity, (iii) our failure to issue shares of Common Stock upon any conversion of the Note, (iv) our breach of the covenants, representations or warranties under the Note, (v) our appointment of a trustee, (vi) a judgment against us in excess of $50,000 (subject to a 20 day cure period), (vii) our liquidation, (viii) the filing of a bankruptcy petition by us or against us, (ix) our failure to remain current in our reporting obligations under the Securities Exchange Act of 1934, (x) the delisting of our Common Stock from the OTCQB or equivalent exchange, (xi) a restatement of our financial statements for any period from two years prior to the Note Issuance Date until the Note has been paid in full, or (xi) our effectuation of a reverse stock split without 20 days prior written notice to Eastmore.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Eastmore is an accredited investor, Eastmore acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Note and SPA are qualified in its entirety by reference to such Note and SPA, which are filed hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Warrants to Eastmore Capital, LLC

On September 29, 2014 (the “Warrants Issuance Date”), we issued 2,100,000 warrants (the “Warrants”) to Eastmore, in connection with Eastmore’s funding of the Note, and pursuant to the common stock purchase warrant agreement (the “Warrant Agreement”).  Eastmore may exercise the Warrants, and receive shares of our Common Stock, at any time beginning on the Warrants Issuance Date and ending on September 29, 2019 (the “Warrants Termination Date”).  Each of the Warrants is exercisable into one share of our Common Stock.  The exercise price for each of the Warrants is $0.031 per share, subject to adjustment for stock splits, dividends, combinations, subsequent equity sales, and subsequent rights offerings (the “Warrants Exercise Price”).  We must notify Eastmore, in writing, if any event that triggers an adjustment in the Warrants Exercise Price occurs.

    The Warrant Agreement provides Eastmore with cashless exercise rights (the Cashless Exercise Rights), which may be exercised if the Common Stock underlying the Warrants are not registered under an effective registration statement at the time of exercise. The following formula applies to determine the amount of shares that Eastmore will receive if they exercise their Cashless Exercise Rights: [(A-B) (X)] (the Formula). The A in the Formula is the greater of (i) the closing sale price per share of our Common Stock on the trading day before we receive the relevant notice of exercise, or (ii) the closing price per share of our Common Stock on the Warrants Issuance Date. The B in the Formula is the Warrants Exercise Price. The X in the Formula is the number of shares of our Common Stock issuable to Eastmore upon exercise of the remaining Warrants, measured at the time that Eastmore exercises their Cashless Exercise Rights.

Eastmore can only convert the Warrants up to a total of 4.9% of the total outstanding shares of Common Stock at any given time, which is calculated after the issuance of Common Stock under the relevant notice of exercise.  This 4.9% threshold includes any and all shares of Common Stock that Eastmore owns at the time of the relevant notice of exercise.  We agreed to reserve a sufficient amount of unissued Common Stock to provide for the full exercise of the Warrants by Eastmore.

Eastmore may assign their rights to any amount of the Warrants if made in writing and provided to us.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Eastmore is an accredited investor, Eastmore acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The foregoing description of the Warrants is qualified in its entirety by reference to such Warrant Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2.03.                      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of aRegistrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02.                      Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
4.1	Convertible Promissory Note between AnythingIT, Inc. and Eastmore Capital, LLC dated September 29, 2014.
4.2	Common Stock Purchase Warrant between AnythingIT, Inc. and Eastmore Capital, LLC dated September 29, 2014.
10.1	Securities Purchase Agreement between AnythingIT, Inc. and Eastmore Capital, LLC dated September 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYTHINGIT, INC.

Date: October 9, 2014	By:	/s/ David Bernstein
David Bernstein
Chief Executive Officer